                                                            Exhibit No. 99(b)(1)
                      DFA INVESTMENT DIMENSIONS GROUP INC.

                             ARTICLES OF RESTATEMENT

THIS IS TO CERTIFY THAT:

     FIRST: DFA Investment Dimensions Group Inc., a Maryland corporation (the "Corporation"), desires to restate its charter as currently in effect.

     SECOND: The following provisions are all the provisions of the charter currently in effect:

          "SECOND: The name of the Corporation is DFA Investment Dimensions Group Inc.

          THIRD: The purpose for which the Corporation is formed is to act as an open-end, diversified management investment company under the Federal Investment Company Act of 1940 as then in effect and the Rules and Regulations from time to time promulgated and effective thereunder (referred to herein collectively as the "Investment Company Act of 1940") and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force.

          FOURTH: The principal office of the Corporation in this State is 32 South Street, Baltimore, Maryland 21202. The name of the resident agent in this State is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

          FIFTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 3,000,000,000 shares of a par value of one cent ($.01) per share and having an aggregate par value of $30,000,000, all of which shall be considered common stock and of which 2,120,000,000 shares are allocated to the following classes:


                                 Number of Shares of Common Stock
    Class Designation               (par value $.01 per share)
    -----------------                        Allocated
                                 --------------------------------
The U.S. Large Company                      200,000,000
  Portfolio Shares



The U.S. 9-10 Small Company                 300,000,000
  Portfolio Shares


The DFA One-Year Fixed Income                20,000,000
  Portfolio Shares

The DFA Five-Year Government                 20,000,000
  Portfolio Shares

The United Kingdom Small                     20,000,000
  Company Portfolio Shares

The Japanese Small Company                   20,000,000
  Portfolio Shares

The Continental Small Company                50,000,000
  Portfolio Shares

The DFA Intermediate Government              10,000,000
  Fixed Income Portfolio Shares

The DFA Global Fixed Income                  10,000,000
  Portfolio Shares

The Pacific Rim Small Company                20,000,000
  Portfolio Shares

The Large Cap International                 150,000,000
  Portfolio Shares

The U.S. 6-10 Small Company                 100,000,000
  Portfolio Shares

The U.S. Small Cap Value                    100,000,000
  Portfolio Shares

The U.S. Large Cap Value                    100,000,000
  Portfolio Shares

The DFA/AEW Real Estate                     100,000,000
  Securities Portfolio Shares

DFA International High Book                 100,000,000
  to Market Portfolio Shares

The Emerging Markets Portfolio              100,000,000
  Shares

DFA International Small Cap                 100,000,000
  Value Portfolio Shares



VA Large Value Portfolio                    100,000,000
  Shares

VA Global Bond Portfolio                    100,000,000
  Shares

VA Small Value Portfolio                    100,000,000
  Shares

VA International Value                      100,000,000
  Portfolio Shares

VA International Small                      100,000,000
  Portfolio Shares

VA Short-Term Fixed                         100,000,000
  Portfolio Shares


          The Board of Directors of the Corporation shall have the power to classify or reclassify unissued shares of stock, from time to time, into one or more classes which, together with the issued shares of stock of the Corporation, shall have such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications, terms or conditions of redemption and other such designations or characteristics as the Board of Directors may determine. When there are no shares outstanding or subscribed for a particular class previously established and designated by the Board of Directors, such class may be liquidated in a similar manner. The number of the shares of stock of each class of stock shall be such number, if any, as are classified or reclassified by the Board of Directors.

          The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name in the books of the Corporation, and on any matter submitted to the vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class, except: (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by class; and (3) when a matter to be voted upon does not affect any interest of a particular class, then only shareholders of the affected class or classes shall be entitled to vote thereon.

          Each class of stock of the Corporation shall have the following preferences and special rights, restrictions, and limitations:

               (1) All consideration received by the Corporation for the issue or sale of stock of each class, together with all income, earnings, profits, and proceeds thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the class of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors.

               (2) Dividends or distributions on shares of any class of stock and redemptions of any class of stock shall be paid only out of earnings, surplus, or other lawfully available assets belonging to such class.

               (3) The Corporation may deduct from the proceeds of redemption of shares of each such class of stock the cost incurred in liquidating investment securities to pay redemptions in cash as set forth in the By-Laws.

               (4) In the event of the liquidation or dissolution of the Corporation, shareholders of each class shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular class of stock, the assets belonging to such class; and the assets so distributable to the shareholders of any class shall be distributed among such shareholders in proportion to the asset value of the respective classes. In addition, such holders shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular class of shares of stock, as determined by the Board of Directors.

               (5) The assets belonging to any class of stock shall be charged with the liabilities in respect to such class, and shall also be charged with their share of the general liabilities of the Corporation as determined by the Board of Directors, such determination shall be conclusive for all purposes.

          SIXTH: The shares of the stock of the Corporation may be issued to such persons and at such prices from time to time as the Board of Directors may determine. Such issuance shall be on a non-assessable basis. No holder of shares of stock shall have preemptive rights, or right to cumulative voting, and the Corporation shall have the right to issue and sell to any person or persons any shares of its stock or any option rights exercisable for, or securities convertible into shares of its stock without first offering such shares, rights or securities to the holders of any shares.

          SEVENTH: The number of directors of the Corporation shall be not more than eleven and not less than three, provided, however, that the number may be increased or decreased in accordance with the By-Laws so long as the number is never less than three. The names of the current directors who shall act until the next following annual or special meeting and until their successors are duly chosen and qualify are:

                  David G. Booth                    Merton H. Miller
             George M. Constantinides               Myron S. Scholes
                   John P. Gould                   Rex A. Sinquefield
                 Roger G. Ibbotson

          EIGHTH: In furtherance and not in limitation of the powers conferred by the General Laws of the State of Maryland, the Board of Directors is expressly authorized:

               (a) To make, alter or repeal the By-Laws of the Corporation, except where such power is reserved by the By-Laws to the stockholders, and except as otherwise required by the Investment Company Act of 1940.

               (b) From time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

               (c) In addition to the powers and authorities granted herein by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, of these Articles of Incorporation, and of the By-Laws of the Corporation.

          NINTH: The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

          TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          ELEVENTH: Notwithstanding any provision of Maryland law requiring more than a majority vote of the shares in connection with any corporate action (including but not limited to the amendment of the Articles of Incorporation) unless otherwise provided in the Articles of Incorporation, the Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock.

          TWELFTH:  The duration of the Corporation shall be perpetual.

          THIRTEENTH: The shares of common stock of the Corporation shall be redeemable at the net asset value thereof, calculated in accordance with the requirements of the Investment Company Act of 1940, as amended, and the proceeds of redemption shall be payable in cash or in assets lawfully available therefore, or a combination thereof, as determined by the Board of Directors. The Board of Directors may, from time to time, place such restrictions on right of redemption and the manner of effecting redemptions as, in their judgment, is necessary and desirable provided, however, that no such restriction may be imposed which is not consistent with the requirements of the Investment Company Act of 1940, as amended. Subject to the foregoing, the common stock of the Corporation shall be redeemable by the holders upon request and by the Corporation in the event that the common stock of the Corporation would be held in a manner which would subject the Corporation to taxation as a personal holding company under the Internal Revenue Code of 1954, as amended."

     THIRD: The foregoing restatement of the charter has been approved by a majority of the entire board of directors.

     FOURTH:  The charter is not amended by these Articles of Restatement.

     FIFTH: The current address of the principal office of the Corporation in the State of Maryland is set forth in Article Fourth of the foregoing restatement of the charter.

     SIXTH: The name and address of the Corporation's current resident agent is set forth in Article Fourth of the foregoing restatement of the charter.

     SEVENTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article Seventh of the foregoing restatement of the charter.

     EIGHTH: The undersigned President acknowledges these Articles of Restatement to be the corporate act of the corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 8th day of August, 1995.


ATTEST:                                   DFA INVESTMENT DIMENSIONS
                                          GROUP INC.




/s/ Irene R. Diamant                      By:/s/ David G. Booth
----------------------------------           -----------------------------------
   Irene R. Diamant, Secretary                  David G. Booth, President